UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2019

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries received before August 31, 2019, if any, that comply with this policy are scheduled to become available around September 13, 2019.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•	liability for any losses that result from an actual or claimed breach of our fiduciary duties;
•	failing to maintain and protect our brand, independence, and reputation;
•	failing to differentiate our products and continuously create innovative, proprietary research tools;
•	liability related to the storage of personal information related to individuals as well as portfolio and account-level information;
•	inadequacy of our business continuity program in the event of a material emergency or adverse political or regulatory developments;
•	failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;
•	trends in the asset management industry, including the decreasing popularity of actively managed investment vehicles and increased industry consolidation;
•	an outage of our database, technology-based products and services, or network facilities or the movement of parts of our technology infrastructure to the public cloud;
•	compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;
•	volatility in the financial sector, global financial markets, and global economy and its effect on our revenue from asset-based fees and credit ratings business;
•	the failure of acquisitions and other investments to produce the results we anticipate;
•	the failure to recruit, develop, and retain qualified employees;
•	challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India;
•	liability relating to the acquisition or redistribution of data or information we acquire or errors included therein; and
•	the failure to protect our intellectual property rights or claims of intellectual property infringement against us.

Investor Questions and Answers: August 16, 2019

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and make written responses available on a regular basis. The following answers respond to selected questions received through July 31, 2019.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

Asset-based

1.	Why was there such a large divergence in asset growth between Workplace Solutions asset growth (+11.6% y/y for the qtr) and Morningstar Managed Portfolios asset growth (+3.4%)?

Workplace and Managed Portfolios are both asset-based products, however, net flows in each product line are subject to different underlying dynamics by virtue of the types of clients we serve. In Workplace, our record-keeper clients may add new plans into the mix, which bring on new assets, plus existing plans experience continuous investment via 401(k) additions each month. Generally, 401(k) plans face less outflow risk relative to Managed Portfolios due to withdrawal and distribution restrictions, but outflows in Workplace can increase as plan populations age. Advisors offering discretionary investment management use our Managed Portfolios; thus, these assets under management are more exposed to outflow risk since investors in these accounts tend to be more sensitive to market movements. The impact of market performance on assets can also diverge between Workplace and Managed Portfolios assets, as each employ various investment strategies that can over or underperform in any given quarter relative to each other and the overall market.

As we mentioned in our second quarter 2019 earnings release, positive equity market performance was a key driver of growth in assets under management/advisement in our asset-based products. Net flows in Managed Portfolios, however, underperformed our expectations and largely explain the divergence in asset growth relative to Workplace in the quarter. Net flows in Workplace benefited from growth in Managed Retirement Accounts. In Managed Portfolios, our equity strategies reported positive net flows in the quarter; however, in a highly competitive environment, we experienced softer sales than expected in our mutual fund and ETF strategies. We recognize that quarter-to-quarter flows can fluctuate. We actively monitor these trends to ensure we’re making the appropriate decisions to execute our strategy while providing the right solutions for investors over the long term.

Margins

2.	What led to the gross margin improvement in the quarter?

Although we do not disclose gross margin, it’s true that cost of revenue as a percentage of sales did experience a 40 basis point year-over-year decline to 39.2% in the second quarter of 2019. Revenue growth outpaced increases in salary and other compensation expenses, which we identified as one of the primary drivers of this benefit in the quarter. In addition, professional fees were also lower in the quarter, as our use of external contractors in support of product development for our key growth initiatives can vary quarter-to-quarter due to timing and project plans.

Regulation

3.	Could you please elaborate on the regulatory requirements in UK and Europe that are driving demand for Morningstar Data and Morningstar Direct?

MiFID II continues to be a driver of Morningstar Data revenue as distributors cannot distribute a fund manager’s products unless the fund managers provide the product information required by MiFID II. Compliance requires a significant amount of data collection and processing to support the production of content that can then be disseminated by the distributors. Morningstar provides data that is essentially licensed for use in this content.

Regulation has less of an impact on Morningstar Direct revenue; however because MiFID II data and content can be accessed through Morningstar Direct, asset managers have purchased additional seats for areas of their business that support product creation and distribution for the reasons mentioned above. Furthermore, we’ve found that the rise of ESG investing, and the fund management mandates that have followed suit, have driven additional reporting requirements, which has had a slightly positive impact on Direct’s seat growth as well.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: August 16, 2019	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer